Exhibit 23.6

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-1/Amendment No. 1 of our report dated August 19, 2004 relating to the consolidated financial statements of Thermal Chicago Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

Chicago, Illinois
August 23, 2004

/s/ PricewaterhouseCoopers LLP